EXHIBIT 10.20
                            NON COMPETITION AGREEMENT


     This non-competition agreement dated as of May 23, 1996 among Victor K. Kiam, II ("Kiam"), Victor K. Kiam, III ("Tory") and Remington Products Company, L.L.C. (the "Company"), Vestar Shaver Corp. (formerly known as Vestar/Remington Corporation) ("Buyer I") and Vestar Razor Corp. ("Buyer II" and, together with Buyer I, "Vestar").

     WHEREAS, Remington Products Company, a Delaware general partnership ("RPC Partnership"), Remsen Partners, a Delaware general partnership, Isaac Perlmutter, RPI Corp. (formerly known as Remington Products, Inc.), a Delaware corporation ("RPI") and Buyer I have entered into a Purchase Agreement (the "Purchase Agreement") dated as of May 1, 1996 and a Reorganization Agreement (together with the Purchase Agreement, the "Agreements") dated as of May 1, 1996; and

     WHEREAS, Buyer I has assigned certain rights under the Agreements to Buyer II; and

     WHEREAS, pursuant to the Agreements, Vestar acquired an interest in RPC Partnership and RPC Partnership was merged into the Company; and

     WHEREAS, Kiam indirectly owned or controlled a significant interest in RPC Partnership and owns or controls a significant interest in the Company, and Tory was Vice President, Corporate Development of RPC Partnership, indirectly owned an interest in RPC Partnership and indirectly owns an interest in the Company; and

     WHEREAS, in consideration for Vestar, RPC Partnership and the Company entering into the Agreements and consummating the transactions contemplated thereby, Kiam and Tory have agreed not to engage in or cause any of their affiliates to engage in certain activities in competition with the business of the Company.

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and Agreements, and upon and subject to the conditions contained herein, the parties agree as follows:


                                    ARTICLE I

DEFINITIONS, RULES OF CONSTRUCTION AND DOCUMENTARY CONVENTIONS

     SECTION 1.01 Definitions.

     "Affiliate" means, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under
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common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the subject person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "Board of Directors" means the management committee, board of directors or other similar governing body of the Company.

     "Detrimental Activities" means (a) soliciting, recruiting or hiring any employees of the Company or any of its subsidiaries prior to the expiration of a 12 month period after their termination of employment with the Company (b) soliciting or encouraging any employee of the Company to leave the employment of the Company and (c) using any slogan used at any time by the Company on product packaging or in advertisements or any variation thereof, in any manner for any purpose other than as permitted by Section 2.02(b).

     "Five Year Period" means the period during which either Kiam or Tory has a Significant Interest and the period of five years following the first date on which both Kiam and Tory no longer have a Significant Interest.

     "New Businesses" means any products other than those set out on Schedule A, B or C or businesses other than the Other Businesses, Related Businesses and Shaver Business developed or acquired by the Company after the date hereof, but prior to the date on which both Kiam and Tory cease to have a Significant Interest.

     "Other Businesses" means the business of manufacturing, licensing, distributing, selling, providing or servicing or causing to be manufactured, licensed, distributed, sold, provided or serviced any goods of the type set forth on Schedule B.

     "Related Businesses" means the businesses under development by the Company, including without limitation, the business of manufacturing, licensing, distributing, selling, providing or servicing or causing to be manufactured, licensed, distributed, sold, provided or serviced those products set forth on Schedule C.

     "Restricted Businesses" means the New Businesses, Other Businesses, Related Businesses and Shaver Business, collectively.

     "Shaver Business" means the business of manufacturing, licensing, distributing, selling, providing or servicing or causing to be manufactured, licensed, distributed, sold, provided or serviced any goods of the type set forth on Schedule A.

     "Significant Interest" means either (a) serving as a consultant to the Company pursuant to those certain Consulting Agreements, dated on or about the date hereof, or (b) serving as a member of the Board of Directors, or (c) beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of membership interests, stock or similar securities of the Company representing more than 10% of the outstanding membership interests, stock or similar securities of such class.




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     "Subsidiary" means any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, the Company shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if the Company shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

     "Three Year Period" means the period during which either Kiam or Tory has a Significant Interest and the period of three years following the first date on which both Kiam and Tory no longer have a Significant Interest.

     As used herein, unless otherwise required, references to the "Company" shall be deemed to be references to the Company (including without limitation any division or business acquired or developed after the date hereof), its current and future Subsidiaries (including without limitation any Subsidiary acquired after the date hereof) and any successors thereto (including without limitation any entity acquiring all or substantially all of the assets of the Company or formed for the purpose of taking the Company public).

                                   ARTICLE II

                       NON-COMPETITION AND CONFIDENTIALITY

     SECTION 2.01 Covenant Not To Compete. To induce Vestar, RPC Partnership and the Company to enter into the Agreements and perform the transactions contemplated by the Agreements, Kiam and Tory are entering into this Agreement and acknowledge that strict compliance by them with its terms is necessary to protect the goodwill and value of Vestar's investment and the business of the Company. Each of Kiam and Tory acknowledges that (i) the covenants set out in this Agreement are reasonable, including without limitation, with respect to their temporal and geographic scope; and (ii) the Company would be irreparably damaged if they violated the terms of this Agreement. To secure the interests of the Company hereunder, each of Kiam and Tory hereby covenants and agrees that they will not, directly or indirectly:

     (a) participate in the ownership, management, operation or control of, serve as a director of, advise or be employed by or engaged in, or serve as a consultant to, spokesperson or advertiser for, or have any financial interest in or be connected with, or engage in or aid or knowingly assist anyone else in the conduct of, any business anywhere in the world (i) for the Five Year Period which is in competition with the Shaver Business; or (ii) for the Three Year



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Period, which is in competition with (x) the Other Businesses; or (y) the
Related Businesses; or (z) the New Businesses;

     (b) solicit any customer of the Shaver Business during the Five Year Period with respect to any of the products set forth on Schedule A or solicit any customer of (i) the Other Business or Related Business during the Three Year Period with respect to any of the products set forth on Schedules B and C or
(ii) any New Businesses with respect to any products of the New Businesses;

     (c) solicit or assist any person in any way to do, or attempt to do, anything prohibited by (a) or (b) of this Section 2.01 (the activities described in clauses (a), (b) and (c) of this Section 2.01 are collectively referred to as the "Competitive Activities");

     (d) perform any action, activity or course of conduct which is substantially detrimental to the Shaver Business during the Five Year Period or to the Other Business, Related Business or the New Businesses during the Three Year Period (including without limitation any Detrimental Activities);

     (e) establish any new business which engages in or cause any existing business to engage in Competitive Activities; or

     (f) compete with the Company in, or take advantage of, any business, financial or other opportunity available to the Company that (x) relates in any way to any Restricted Business and (y) is known to either Kiam or Tory during the period in which either has a Significant Interest, unless such opportunity is presented in detail to the Board of Directors or chief executive officer of the Company and the Board of Directors resolves, or the chief executive consents in writing to, Kiam or Tory pursuing such opportunity.

     For purposes of this Section 2.01, all business activities performed at, through, or in connection in any way with any retail business of the Company, including, without limitation, any retail store, outlet store, retail or outlet distribution center, or mail order business, owned, leased, operated by, under license from, or in connection with the Company shall be deemed a Restricted Business, but only with respect to the products set forth on Schedules A, B and C.

     SECTION 2.02 Exceptions.

     (a) Franzus. Notwithstanding anything to the contrary contained in Section 2.02, Kiam and Tory may, through their Affiliate, Franzus Company, Inc. ("Franzus"), or any other Affiliate, manufacture, market, solicit customers for, advertise and distribute (i) those products currently being marketed by Franzus as set forth on Schedule D and any replacements and additions to the products listed on Schedule D that update style, appearance or features of such products, in a manner that, in reasonable business judgment, would be deemed essentially the same item rather than an extension into a new item; (ii) any other product developed by Franzus after the date hereof which competes against the Company's products or businesses, provided that at the time such product is developed by Franzus, such product does not compete



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with any then existing product or business of the Company (including without limitation any product or business of the Restricted Businesses) or any product or business of the Company then under development; and (iii) any other products which do not compete against any of the Company's products or businesses. Nothing in this Agreement shall in any way restrict or limit the Company's ability to manufacture, market, develop or distribute any products or engage in any business activities (including without limitation any which may now or in the future compete against Franzus).

     (b) Home Shopper's Network. Notwithstanding anything to the contrary contained in Section 2.01, Kiam may act as the spokesperson for Home Shopping Network or any company advertising thereas with respect to any products that do not compete with any of the Restricted Businesses.

     (c) Slogan. In furtherance of Section 2.01, Kiam and Tory acknowledge and agree that they may not use the slogan "I liked the product so much, I bought the company" or any variation thereof in any advertising campaign during the Three Year Period (and after the Three Year Period may not use that slogan or any variation thereof in a manner that infringes any trademark used by the Company); provided, however, that Kiam may use the slogan "The man who bought the company" in any advertising campaign at any time in connection with products that do not compete with any of the Restricted Businesses.

     (d) Other Ownership. Notwithstanding anything to the contrary contained in
Section 2.01, Kiam and Tory may acquire, directly or indirectly, up to 5% of any class of stock or securities of any publicly traded corporation which is in competition with any of the Restricted Businesses during the Five Year Period, provided that neither Kiam nor Tory serves as a member of the board of directors of such corporation, or (ii) is employed by or engaged as a consultant to such corporation, or (iii) is otherwise involved in or assists with the management, operations or other business activities of such corporation.

     SECTION 2.03 Confidential Information. From and after the date hereof, neither Kiam or Tory will use or disclose to any person, any proprietary information of the Company or its Affiliates or information with respect to customers, suppliers, employees, pricing, costs or financial affairs of the Company and its Affiliates, or any other confidential matter, disclosed to or obtained or developed by either of them prior to the date hereof or during the period when either Kiam or Tory have a Significant Interest with respect to any aspect of the Company or its businesses ("Confidential Information") unless (a) such use is made in the scope of duties under a contract of employment or a consulting agreement with the Company in furtherance of the Company's interests;
(b) such disclosure is required in connection with enforcement or protection of each person's rights with respect to the transactions contemplated by the Agreements, or (c) in the written opinion of such person's counsel (with a copy to the Company), disclosure is required pursuant to any applicable law or administrative or judicial order, rule or regulation, and in those events, such person shall give the Company written notice of the Confidential Information to be disclosed as far in advance of its disclosure as is practicable and,



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upon the Company's request and at its expense, use such person's best efforts to obtain assurances that confidential treatment will be accorded to such Confidential Information. Notwithstanding the foregoing, Confidential
Information shall not include information which becomes generally available to the public other than as a result of the disclosure by Kiam or Tory.

     SECTION 2.04 Scope. (a) Each of Kiam and Tory acknowledges and agrees that if any such person were to breach or threaten to breach any provision of Sections 2.01, 2.02(c) or 2.03 any remedy at law would be inadequate and that the Company, in addition to seeking monetary damages in connection with any such breach, shall be entitled to specific performance, and injunctive and other equitable relief, without the necessity of posting any bond or other security, to prevent or restrain a breach of Sections 2.01, 2.02(c) or 2.03 or to enforce the provisions of this Agreement.

     (b) Each of Kiam, Tory and the Company intend that the provisions of Sections 2.01, 2.02(c) and 2.03 be enforced to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. If any provision of Sections 2.01, 2.02(c) or 2.03, or any part thereof, shall be held by a court of competent jurisdiction to be invalid or unenforceable under the circumstances then existing, then the parties agree that the maximum duration, scope and area reasonable under such circumstances should be substituted for the terms stated in Sections 2.01 and/or 2.02(c) and/or 2.03 as the case may be, and that the courts shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                                   ARTICLE III

                                  MISCELLANEOUS

     SECTION 3.01 No Oral Modifications or Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement. No failure or delay on the part of the Company to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     SECTION 3.02 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of the Company. Without limiting the foregoing, the Company may assign its rights hereunder in whole or in part to any successor to its business or assets, including



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without limitation any purchaser of the Company or any of its divisions or any material portion of its assets (whether such sale is structured as a sale of stock, a sale of assets, a merger or otherwise).

     SECTION 3.03 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     SECTION 3.04 Interpretation. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

     SECTION 3.05 Attorney Fees. Should any litigation be commenced concerning this Agreement or the rights and duties of any party with respect to this Agreement, the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorney fees and expenses determined by the court in such litigation or in a separate action brought for the purpose.

     SECTION 3.06 Consent to Jurisdiction. Kiam and Tory irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agree not to commence any action, suit or proceeding relating hereto except in such courts). Kiam and Tory further agree that service of any process, summons, notice or document by U.S. certified or registered mail to such Party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Kiam and Tory irrevocably and unconditionally waive any objection to the choice of venue of any action, suit or proceeding arising out of this Agreement or the transaction contemplated hereby in the United States District Court of the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

     SECTION 3.07 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

     SECTION 3.08 Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be



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ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     SECTION 3.09 Counterpart Form. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized. as of the day and year first above written.


                                        REMINGTON PRODUCTS COMPANY, L.L.C.


                                        By:     /s/ F. Peter Cuneo
                                            -----------------------------
                                        Name: F. Peter Cuneo
                                        Its:  President

                                        VESTAR SHAVER CORP.


                                        By:     /s/ Robert Rosner
                                            -----------------------------
                                        Name: Robert Rosner
                                        Its:  President

                                        VESTAR RAZOR CORP.

                                        By:     /s/ Robert Rosner
                                            -----------------------------
                                        Name: Robert Rosner
                                        Its:  President


                                          /s/ Victor K. Kiam, II
                                        -----------------------------
                                        Victor K. Kiam, II


                                          /s/ Victor K. Kiam, III
                                        -----------------------------
                                        Victor K. Kiam, III

                            Non-Competition Agreement


SCHEDULE A

Electric Shavers and other electrical powered hair removing devices.

Shaver Accessories, meaning specifically parts for shavers, including foils and cutters, sharpening devices for cutters and pre-shave and after-shave lotion, creams and sacks and gels.

Men's Grooming Products, meaning specifically hair clippers and haircut kits, beard and mustache trimmers and nose and ear trimmers.


SCHEDULE B

Woman's Personal Care Appliances, meaning specifically and limited to hair dryers, make-up mirrors, crimpers, curling irons/brushes, electric manicuring devices, electric nail polish removers.

Home Health Appliances, meaning specifically and limited to foot spas and massagers.

Travel Appliances, meaning specifically and limited to travel hair dryers, steamers, irons, voltage converters/adapter plugs, shavers, radio alarm clocks, clocks and beverage heaters.

Other Products, meaning specifically and limited to clothes shavers, air purifiers, air cleaners and ionizers.


SCHEDULE C

Environmental products, meaning specifically and limited to humidifiers, fans, heaters and water purification devices.

Dental products, meaning specifically and limited to electric toothbrushes.

Small electric kitchen appliances, meaning specifically and limited to toasters, toaster ovens, coffee makers, mixers and blenders (including food processors) and can openers.